Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256308 and No. 333-215442) and Form S-8 (No. 333-239433, No. 333-189685, No. 333-167945, No. 333-118215, No. 333-225596 and No. 333-235908), of PDC Energy, Inc. (the “Company”) of our reports dated March 10, 2022 relating to the financial statements of Great Western Petroleum, LLC, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
July 14, 2022